UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY INFRASTRUCTURE ACQUISITION CORP.

(Name of Registrant as Specified in Its Charter)

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ENERGY INFRASTRUCTURE ACQUISITION CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2007

TO THE STOCKHOLDERS OF ENERGY INFRASTRUCTURE ACQUISITION CORP.:

The Annual Meeting of the Stockholders of Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), will be held on December 19, 2007, at 10:00 a.m. (local time), at the Company’s offices located at 1105 North Market St., Suite 1300, Wilmington, DE 19801 and any adjournment thereof (the “Annual Meeting”) for the following purposes:

(1)	To elect three (3) directors to the Board of Directors of the Company to serve for a period of three (3) years and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent auditors; and
(3)	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Each holder of shares of our common stock outstanding on the close of business on November 9, 2007 (the “Record Date”) is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Name: Marios Pantazopoulos
Title: Chief Financial Officer

Dated: November 14, 2007

ENERGY INFRASTRUCTURE ACQUISITION CORP.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 19, 2007

INTRODUCTION

The Annual Meeting of the Stockholders of Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), will be held on December 19, 2007, at 10:00 a.m. (local time), at the Company’s offices located at 1105 North Market St., Suite 1300, Wilmington, DE 19801 and any adjournment thereof (the “Annual Meeting”) for the following purposes:

(1)	To elect three (3) directors to the Board of Directors of the Company to serve for a period of three (3) years and until their successors are duly elected and qualified;
(2)	To ratify the appointment of Goldstein Golub Kessler LLP, as the Company’s independent auditors; and
(3)	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Each holder of shares of our common stock outstanding on the close of business on November 9, 2007 (the “Record Date”) is entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

SOLICITATION AND REVOCATION

Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

•	“FOR” the election of the nominees listed below under “Election of Directors,” and
•	“FOR” the ratification of Goldstein Golub Kessler LLP as the Company’s independent accountants for the year ending December 31, 2007, and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Meeting and any adjournments of the meeting.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

The presence, in person or by proxy, of a majority of the shares of Common Stock, par value $0.0001 (the “Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

GENERAL INFORMATION ABOUT VOTING

Who Can Vote?

You can vote your shares of Common Stock or Preferred Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 27,221,747shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.

How do I Vote by Proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

What if Other Matters Come up at the Annual Meeting?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Can I Change My Vote After I Return My Proxy Card?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Marios Pantazopoulos, our Chief Financial Officer, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

Can I Vote in Person at the Annual Meeting Rather Than by Completing the Proxy Card?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

How Are Votes Counted?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under Proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Proposal 2 shall be approved upon the affirmative vote of a majority of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

Who Pays for This Proxy Solicitation?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

GENERAL INFORMATION ABOUT THE PROPOSALS

What Proposals are Stockholders Being Asked to Consider at the Upcoming Annual Meeting?

In proposal 1, we are seeking the election of three (3) directors to serve on the Board of Directors of the Company for a period of three years and until their successors are elected and qualified.

In proposal 2, we are seeking ratification of the appointment of Goldstein Golub Kessler LLP as the Company’s independent auditors.

Why is Energy Infrastructure Acquisition Corp. Seeking Stockholder Approval for these Proposals?

PROPOSAL NO. 1:  The Delaware General Corporate Law requires corporations to hold elections for directors each year.

PROPOSAL NO. 2:  The Audit Committee of the Board of Directors of the Company appointed Goldstein Golub Kessler LLP to serve as the Company’s independent auditors during fiscal year 2007. The Company elects to have its stockholders ratify such appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 27,221,747 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of November 12, 2007, certain information regarding beneficial ownership of our common stock by each person who is known by us to beneficially own more than 5% of our common stock. The table also identifies the stock ownership of each of our directors, each of our officers, and all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percentage of Outstanding Common Stock
Arie Silverberg	526,885	1.94%
Marios Pantazopoulos	490,003	1.80%
George Sargredos(4)(5)	4,418,753	16.23%
Andreas Theotokis(4)(6)	4,418,753	16.23%
Jonathan Kollek	526,885	1.94%
David Wong	131,721	*
Maximos Kremos	0	*
Peter Blumen	0	*
Philippe Meyer	0	*
Energy Corp.(7)	4,418,753	16.23%
Fir Tree, Inc.(8)	2,092,100	7.7%
Sapling, LLC(8)	1,802,108	6.62%
HBK Investments L.P.(9)	1,436,481	5.27%
Acqua Wellington North American Equities, Ltd.(10)	1,378,520	5.06%
All directors and executive officers as a group (9 individuals)(4)	6,094,247	22.39%

*	less than one (1%) percent
(1)	Unless otherwise indicated, the business address of each of the individuals is Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899.
(2)	Does not include shares of common stock issuable upon exercise of warrants that are not exercisable in the next 60 days.
(3)	Our existing stockholders and officers and directors have agreed to surrender to us for cancellation up to an aggregate of 270,000 shares in the event, and to the extent, stockholders exercise their right to redeem their shares for cash upon a business combination. The share amounts do not reflect any surrender of shares.
(4)	Includes a total of 3,593,355 shares of common stock owned by Energy Corp., a corporation organized under the laws of the Cayman Islands, which is wholly-owned by Energy Star Trust, a Cayman Islands trust. Each of Mr. Sagredos and Mr. Theotokis, as co-enforcers and beneficiaries of Energy Star Trust, has voting and dispositive control over such shares owned by Energy Corp. Of such shares, (i) 2,332,541 were purchased by George Sagredos in December 2005, and (a) 1,934,763 were subsequently transferred to Energy Corp. and (b) 397,778 were subsequently transferred to Marios Pantazopoulos, (ii) 2,040,972 were purchased by Andreas Theotokis in December 2005, and subsequently were transferred to Energy Corp. Of the shares transferred to Energy Corp. by Messrs. Sagredos and Theotokis, 382,380 shares were subsequently surrendered for cancellation by certain of our shareholders. Also includes 825,398 shares of common stock included in the units purchased by Energy Corp. in the Regulation S private placement.
(5)	Does not include the issuance of (ii) up to 2,688,750 shares of our common stock to be issued to Mr. Sagredos, or his assignees, upon the exercise of options to be granted to Mr. Sagredos, subject to vesting, following the consummation of our initial business combination or (i) up to 537,000 shares of common stock underlying units issuable upon conversion of loans made by an off-shore entity controlled by Mr. Sagredos into units (giving effect to the exercise of warrants included in such units). See the section entitled, “Certain Relationships and Related Transactions.”
(6)	Does not include (i) the issuance of up to 896,250 shares of common stock to be issued to Mr. Theotokis, upon the exercise of options to be granted to Mr. Theotokis, subject to vesting, following the consummation of our initial business combination or (ii) shares owned indirectly by Energy Star Trust, of which Mr. Theotokis is a beneficiary. Mr. Theotokis has no voting or dispositive control over such shares owned by Energy Corp.
(7)	The address of Energy Corp. is c/o Genesis Trust & Corporate Services Ltd., P.O. Box 448, Georgetown, Grand Cayman KYI-1106, Cayman Islands. Reflects 3,975,735 shares of common stock transferred by George Sagredos and Andreas Theotokis (of which 382,380 shares were subsequently surrendered for cancellation by certain of our stockholders) and 825,398 shares of common stock to be purchased by Energy Corp. in the Regulation S private placement.
(8)	Based upon a Schedule 13G (Amendment No. 1) filed jointly on February 14, 2007 by Sapling, LLC (“Sapling”), Fir Tree Recovery Master Fund, L.P. (“Fir Tree Recovery”) and Fir Tree, Inc. (“Fir Tree”). Sapling and Fir Tree Recovery are the beneficial owners of 1,802,108 shares of common stock and 289,992 shares of common stock, respectively. Fir Tree may be deemed to beneficially own the shares of common stock held by Sapling and Fir Tree Recovery as a result of being the investment manager of Sapling and Fir Tree Recovery. The address of Sapling and Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York. The address of Fir Tree Recovery is c/o Admiral Administration Ltd., Admiral Financial Center, 5th Floor, 90 Fort Street, Box 32021 SMB, Grand Cayman, Cayman Islands.
(9)	Based upon a Schedule 13G filed jointly on June 29, 2007 by HBK Investment L.P. (“Investments”), HBK Services LLC (“Services”), HBK Partners II L.P. (“Partners”), HBK Management LLC (“Management”), and HBK aster Fund L.P. (“Master Fund”). HBK Investments L.P. has delegated discretion to vote and dispose of its shares of Common Stock to HBK Services LLC. Services may, from time to time, delegate discretion to vote and dispose of certain of the shares of common stock to HBK New York LLC, a Delaware limited liability company, HBK Virginia LLC, a Delaware limited liability company, HBK Europe Management LLP, a limited liability partnership organized under the laws of the United Kingdom, and/or HBK Hong Kong Ltd., a corporation organized under the laws of Hong Kong (collectively, the “Subadvisors”). Each of Services and the Subadvisors is under common control with HBK Investments L.P. The Subadvisors expressly disclaim beneficial ownership of the shares of common stock held by Services. The address of Investments, Services, Partners and Management is 300 Crescent Court, Suite 700, Dallas, Texas 75201. The address of Master Fund is c/o HBK Services LLC, 300 Crescent Court, Suite 700, Dallas, Texas 75201.
(10)	Based upon a Schedule 13G (Amendment No. 1) filed on October 29, 2007 by Acqua Wellington North American Equities, Ltd. The address of Acqua Wellington North American Equities, Ltd. is c/o Ogier Qwomar Complex, 4th Floor, P.O. Box 3170, Road Town, Tortola, British Virgin Islands.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation of our chief executive officer and other officers is determined by a majority of our independent directors in accordance with Section 805 of the American Stock Exchange Company Guide.

Compensation Objectives

Our primary goal with respect to executive compensation has been to provide compensation to certain of our executive officers who are expected to devote a greater percentage of their time to identifying and consummating a business combination.

Elements of Compensation

Base Salary. No executive officer has received any cash compensation for services rendered and no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Such individuals may be paid consulting, management or other fees from target businesses as a result of the business combination, with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to the stockholders.

Equity Incentive Compensation. Currently, we do not maintain any incentive compensation plans based on pre-defined performance criteria.

Determination of Compensation

The Compensation Committee is responsible for evaluating our executive officers’ performance to determine executive compensation. The Compensation Committee will also determine whether an executive officer is eligible for incentive compensation and, if it is deemed in the best interests of the Company, the Committee may recommend that stock options be granted to one or more executive officers.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by us in 2006 and 2005 to all individuals who served as our chief executive officer and each other executive officer whose total compensation exceeded $100,000 during the 2006 fiscal year, who we collectively refer to as the named executive officers (“NEOs”).

Summary Compensation Table

Principal Position	Year	Salary ($)	Option Awards ($)	Total ($)
Arie Silverberg Chief Executive Officer	2006	—	—	—
	2005	—	—	—
George Sagredos(1) President and Chief Operating Officer	2006	—	26,188,425	26,188,425
	2005	—	—	—
Andreas Theotokis(2) Chairman of the Board of Directors	2006	—	8,729,475	8,729,475
	2005	—	—	—

(1)	Concurrent with the closing of the public offering we granted to Mr. Sagredos, options to purchase an aggregate of 2,688,750 shares of our common stock. The options will vest in four successive quarterly installments with 672,187 options vesting on each of the first three installments and the remaining 672,189 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. The vesting of each installment of the options is contingent on Mr. Sagredos being an officer of us on each applicable vesting date.

(2)	Concurrent with the closing of the public offering we granted to Mr. Theotokis, assignable options to purchase an aggregate of 896,250 shares of our common stock. The options will vest in four quarterly installments with 224,062 options vesting on each of the first three installments and the remaining 224,064 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. The vesting of each installment of the options is contingent upon Mr. Theotokis being an officer of us on the applicable vesting date.

Outstanding Equity Awards At Fiscal Year-end

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
George Sagredos	—	2,688,750	0.01	(1)
Andreas Theotokis	—	896,250	0.01	(1)

(1)	Each of the options is exercisable for a five-year period from the date of vesting.

Pension Benefits

We do not sponsor any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not maintain any non-qualified defined contribution or deferred compensation plans. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Compensation of Directors

We do not provide cash or other compensation to our directors for their services as members of the Board or for attendance at Board or committee meetings. However, our directors will be reimbursed for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 30, 2005, we issued an aggregate of 5,831,349 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.004 per share, as follows:

Name	Number of Shares(1)	Relationship to us
Arie Silverberg	583,134	Chief Executive Officer and Director
Marios Pantazopoulos	145,784	Chief Financial Officer and Director
George Sagredos	2,332,541	Chief Operating Officer, President and Director
Andreas Theotokis	2,040,972	Chairman of the Board of Directors and Director
Jonathan Kollek	583,134	Director
David Wong	145,784	Director

(1)	All such numbers give retroactive effect to a 0.4739219-for-1 stock dividend effective as of April 21, 2006.

In June 2006, Mr. Sagredos transferred 397,778 of his shares to Marios Pantazopoulos for nominal consideration.

Each of Messrs. Sagredos and Theotokis subsequently transferred the shares owned by them to Energy Corp., a corporation formed under the laws of the Cayman Islands. See “Principal Stockholders”.

On July 18, 2006 an aggregate of 562,500 shares were surrendered for cancellation by certain of our stockholders.

The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before July 18, 2009. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Energy Corp., a corporation formed under the laws of the Cayman Islands, which is controlled by our President and Chief Operating Officer, purchased 825,398 units from us at a purchase price of $10.00 per unit in a Regulation S private placement in accordance with Regulation S under the Securities Act of 1933. Mr. Sagredos originally agreed to purchase the 825,398 units from us in January 2006 pursuant to the terms of a subscription agreement, and subsequently assigned such rights to Energy Corp. in June 2006, which assumed such obligations pursuant to the terms of an Assignment and Assumption Agreement.

The holders of such units subscribed for in the Regulation S private placement have been granted demand and “piggy-back” registration rights with respect to the 825,398 shares, the 825,398 warrants and the 825,398 shares underlying the warrants at any time commencing on the date we announce that we have entered into a letter of intent with respect to a proposed a business combination. The demand registration may be exercised by the holders of a majority of such units. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the units sold in the Regulation S private placement were originally issued pursuant to an exemption from the registration requirements under the federal securities laws, the holders of the warrants purchased in the Regulation S private placement will be able to exercise their warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

On October 6, 2005, Mr. Sagredos advanced a total of $300,000 to us to cover expenses related to our public offering, which loan, plus accrued interest, was repaid from the proceeds of the public offering. Mr. Sagredos made an additional loan to us in the amount of $475,000 four days prior to the effective date of the public offering. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to funds held in the trust account during the same period that such loan is outstanding, and principal and accrued interest is to be repaid from interest accrued on the trust account. We are not obligated to repay such loan until the earlier of (i) expiration of the second full quarter after the date that we have drawn down at least $1,000,000 from accrued interest on the trust account to fund our working capital requirements, (ii) the consummation of a business combination and (iii) our dissolution and liquidation.

In addition, four days prior to the effective date of the public offering, Robert Ventures Limited, a corporation formed under the laws of the British Virgin Islands controlled by George Sagredos loaned us an additional $2,550,000 in the form of a convertible loan. On August 31, 2006, Robert Ventures Limited made an additional convertible loan to us in the amount of $135,000. Such loans bear interest at a per annum rate equivalent to the per annum interest rate applied to the funds held in the trust account during the quarterly period covered by such interest payment. We are obligated to make quarterly interest payments on such loans following the expiration of the first full quarter after the date that we have drawn down at least $1 million in accrued interest on the trust account to fund our working capital requirements. Such loans are due the earlier of our liquidation or the consummation of a business combination. Quarterly interest payments and the repayment of principal will be made from interest accrued on the trust account. In addition, the principal of the convertible loans are convertible into units at a conversion price of $10.00 per unit, subject to adjustment, commencing two business days following our filing of a preliminary proxy statement with respect to a business combination. These securities have the same registration rights as the units to be sold in the Regulation S private placement.

The repayment of each of the $475,000 term loan and the $2,550,000 and $135,000 convertible loans is subordinate to the public stockholders receiving a minimum of $10.00 per share, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by our officers and directors, in the event of our liquidation and dissolution if we do not consummate a business combination, or if they exercise their redemption rights.

The Company has decided to treat the $300,000 loan that was made by Mr. Sagredos in October 2005, the $2,550,000 and $135,000 convertible loans and $475,000 term loan, as separate transactions because each of such loans, as described above, contains different business terms with respect to the timing of repayment, applicable interest rate and convertibility, due to the differing facts and circumstances of the Company at the time such funds were required, which reflects the actual sequencing of such transactions.

The units purchased in the Regulation S private placement and issuable upon conversion of the loan will contain restrictions prohibiting their transfer until the earlier of a business combination or our liquidation. In addition, the holders of such units will agree to vote the shares of common stock included in such units in favor of a business combination brought to the stockholders for their approval, and to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination.

We granted Mr. Sagredos, our President and Chief Operating Officer and a director, concurrent with the closing of our public offering, options to purchase an aggregate of 2,688,750 shares of our common stock. The options will vest in four quarterly installments with 672,187 options vesting on each of the first three installments, and the remaining 672,189 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. We granted Mr. Theotokis, our Chairman of the Board of Directors, concurrent with the closing of our public offering, assignable options to purchase an aggregate of 896,250 shares of our common stock. The options will vest in four quarterly installments with 224,062 options vesting on each of the first three installments and the remaining 224,064 options vesting on the final installment. The first installment shall vest on the date of expiration of the three-month period immediately following the consummation of a business combination. The vesting of each installment of the options is contingent upon Mr. Theotokis being an officer of us on the applicable vesting date. Each of the options, which is assignable, is exercisable for a five-year period from the date of vesting at an exercise price of $.01 per share, and contains cashless exercise provisions. In the event of a stock dividend, recapitalization, reorganization merger or consolidation, or certain other events, the exercise price and number of underlying shares of common stock may be adjusted. The shares of common stock underlying the options will be subject to a six-month holding period from the date of issuance. The vesting of the options following the consummation of the business combination is contingent upon each of Messrs. Sagredos and Theotokis each remaining as an officer of us on each applicable quarterly vesting date. However, options that have already vested shall continue for their five-year term regardless of whether Mr. Sagredos continues to be an officer and/or director of us. When such shares are issued, we have agreed to use our best efforts to register such shares under the Securities Act of 1933. We will bear the expenses incurred in connection with the filing of any such registration statements. Because the vesting of such of each of Messrs. Sagredos and Theotokis options is contingent upon the consummation of a business combination, his personal and financial interests may influence the motivation in consummating a business combination, including identifying and selecting a target business and negotiating the business terms of such transaction.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to the public offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of David Wong, Maximos Kremos and Peter Blumen will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jonathan Kollek, Marios Pantazopoulos and Philippe Meyer will expire at the second annual meeting. The term of office of the third class of directors, consisting of Arie Silverberg, George Sagredos and Andreas Theotokis, will expire at the third annual meeting.

Three (3) director nominees, Messrs. David Wong, Maximos Kremos and Peter Blumen are seeking to be elected at the Annual Meeting, to hold office until the 2010 Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Our current directors and executive officers are as follows:

Name	Age	Position
Andreas Theotokis	51	Chairman of the Board of Directors and Director
Arie Silverberg	60	Chief Executive Officer and Director
George Sagredos	50	Chief Operating Officer, President and Director
Marios Pantazopoulos	41	Chief Financial Officer and Director
Jonathan Kollek	48	Director
David Wong	52	Director
Maximos Kremos	61	Director
Peter Blumen	46	Director
Philippe Meyer	55	Director

INFORMATION ABOUT DIRECTOR NOMINEES

David Wong has been a director since inception. Since January 2006, Mr. Wong has been employed by Concorde Energy Pte, Ltd, as the chief representative of its Kuala Lumpur representative office in Malaysia. From May 2003 to September 2005, Mr. Wong was a contract trader for Petronas Trading Corporation, where he was responsible for overseeing the logistics of supply requirements and tankage (the amount a tank can hold) for the company’s Malaysia and Singapore operations. Petronas ranks among the world’s major oil companies with extensive worldwide operations. From 1999 to December 2002, Mr. Wong was employed by Marubeni International Petroleum Company (MIPCO), a subsidiary of the international trading company, Marubeni Corporation where he last held the position of Chief Operating Officer. From 1997 to 1999, Mr. Wong worked for Marc Rich Investments B.V., one of the world’s leading commodity trading companies, and Marubeni Singapore, developing their supplies of petroleum products. Mr. Wong received a B.Sc. degree, with honors, in civil engineering and management studies from the University of Leeds in the United Kingdom in 1978, and a Masters in Business Administration, with an emphasis in finance and transportation economics, from the University of British Columbia in Canada in 1980.

Maximos Kremos has been a director of our company since December 2005. Mr. Kremos has over 32 years of experience in the shipping industry. Since November 2005, he has been a fleet manager for Genoa Maritime S.A., a Shipping company in the business of managing fleets of vessels, where he previously worked from June to November 2005 as a consultant. From 2002 to 2004, Mr. Kremos worked at Hermitage Resources Ltd., a predecessor to the Hermitage Group, in connection with the winding down of the business of Unideal/Navitankers where Mr. Kremos worked from 1995 to 2002, as the general manager and director. Unideal/Navitankers was a tanker ship management company managing a 12-vessel tanker fleet ranging from 30,000 to 150,000 dwt in which Hermitage Resources was a principal investor. From 1990 to 1995, Mr. Kremos was the general manager for Silver Carriers Shipping Co., where he was responsible for a fleet of general-purpose drybulk carriers as well as containerships and tankers. From 1987 to 1990,

Mr. Kremos was managing director of Theomax Fishing Co. From 1981 to 1987, Mr. Kremos was the Technical director for Enterprises Shipping and Trading, as well as in charge of their Operations and Chartering Department of their reefer fleet from 1985 to 1987. From 1978 to 1981, Mr. Kremos was in charge of the Technical and Claims Department of Specova Shipping. From 1977 to 1978, he served as a technical director for Thomarin Shipping Co. Prior to that, from 1974 to 1977, he was the superintendent engineer for Thenamaris Shipping Co., a ship management company with a fleet of approximately 5 million dwt. At Thenamaris, Mr. Kremos was in charge of approximately ten vessels and involved in 15 vessel acquisitions. From 1973 to 1974, Mr. Kremos worked for the Chronos Shipping Co., where he was in charge of the repair team for diesel and steam turbine tankers. Mr. Kremos began his career in 1966 with Nereus Shipping, S.A. Mr. Kremos graduated from the National Merchant Marine Academy of Aspropyrgos with honors in 1966.

Peter Blumen has been a director of our Company since April 2006. Since January 2004 he has been a trader and Fund Manager at PTS Management, overseeing an automated trading system. From 2002 to 2004, Mr. Blumen was an executive at Maple Bank, where he was in charge of a proprietary trading group. Prior to that, he was a fund manager at Whitebox Partners, a hedge fund, where he managed securities in event related strategies. Mr. Blumen has extensive capital markets experience in trading, investment banking and corporate finance. Mr. Blumen received his MBA from Wharton Business School in 1989, a Sc.M. in Computer Sciences from Brown University in 1987 and his A.B. from Brown University in economics in 1984.

INFORMATION ABOUT OFFICERS AND OTHER DIRECTORS

Andreas Theotokis has been our chairman of the board of directors since inception and a director since December 2005. Mr. Theotokis has over 25 years of experience in the oil industry including operations, shipping, finance, refinery economics, marketing and risk management. Mr. Theotokis is currently a fifty-percent owner of KXEnergy, a Swiss registered Oil Trading Company, for which he focuses mainly on business development. From 2001 to 2006, Mr. Theotokis has served as the senior advisor on Trading and Business Development for Samsung U.K. Limited. Mr. Theotokis was instrumental in creating Samsung’s niche oil trading business based on East-West Arbitrage. Prior to joining Samsung, Mr. Theotokis was the managing director - European Business of Oilspace, Inc., from August 2000 through September 2002. Oilspace is a London-based software consulting company providing supply chain management solutions for companies in the energy industry. While at Oilspace, Mr. Theotokis started an internet-based service provider for the oil industry that was ultimately introduced to European and Russian oil companies that enables operational efficiency and successful business process improvements. From 1999 to 2000, Mr. Theotokis served as a director of the trading and logistics division at Oil Distributing Systems in Argentina, an importer and distributor of distillates and gasoline. From 1992 to 1996, Mr. Theotokis served as the head of the clean products trading group for Galaxy Energy Corporation, an oil and gas trading company. During his tenure, Galaxy became the principal suppliers of crude/gas oil for the Greek government and the largest fuel oil and distillate exporter from Russia and the Ukraine. Between 1987 and 1992, Mr. Theotokis worked for Astroline Mediterranean’s Milan and Los Angeles offices, actively trading products from Europe to the Far East, and the U.S. Gulf Coast to Singapore. During his tenure, Astroline Mediterranean became one of the first arbitrage/value trading oil companies. Prior to joining Astroline Mediterranean, Mr. Theotokis was a fuel oil and gasoline trader for Petraco SPA in Milan from 1985 to 1986. Mr. Theotokis was primarily involved with exports of fuels, distillates and crude oil to Western Europe and the United States. Mr. Theotokis began his career in 1980 with Petrola Hellas/Latsis Group, where he spent several months working on refinery economics, finance, demurrage and shipping. During the next five years, he was employed at the London office where he became a managing director and ultimately the head of the oil marketing team in London. Mr. Theotokis earned a Faculty of Law degree from Athens University in 1980 and went on to obtain a postgraduate degree in the area of petroleum law from Scotland’s Dundee University in 1982.

Arie Silverberg has been our chief executive officer and a director of our company since inception. Mr. Silverberg also serves as a director of Scailex Corporation Ltd. and Avgol Ltd. From July 1998 to November 2006, Mr. Silverberg was a director of Granite Hacarmel Ltd., one of Israel’s largest holding companies with interests in petroleum products and LPG gas (Liquefied Petroleum Gas), among other assets. From 1999 to November 2006, he served as a director of Sonol, one of Israel’s largest and oldest oil and gas marketing firms, and as a director of Tambur Ltd., Israel’s largest paint manufacturer. He has also served as a director of Tambur Ecology, one of Israel’s major water desalination and water treatment companies. Prior to

2001, he served as head of the crude oil and oil products division of Glencore International in Switzerland a privately held company that is one of the world’s largest suppliers of a wide range of commodities and raw materials to industrial consumers. Mr. Silverberg currently serves as a consultant to Glencore. At Glencore, Mr. Silverberg was responsible for the company’s worldwide trading, shipping and financing, and processing agreements for crude oil. During his tenure, he built the oil division into a worldwide trading operation encompassing all aspects of the petroleum industry. Prior to this, Mr. Silverberg held various positions over the course of an 18 year career at ORL Israel, Israel’s sole crude oil refiner, where he ultimately became senior vice president of operations. His responsibilities included planning refinery operations, purchasing and shipping of crude oil, marketing various oil products and operations of petrochemicals. Mr. Silverberg received a B.Sc. and M.Sc., with honors, in chemical engineering from the Israel Institute of Technology in Haifa, Israel in 1972 and 1975, respectively.

George Sagredos has been our chief operating officer, president and a director since inception. Mr. Sagredos is currently serving as the managing director of the Hermitage Group. The Hermitage Group’s business operates in the former Commonwealth of Independent States (CIS), the Mediterranean, Far East, China, and Central and South America. In 1993, Mr. Sagredos founded Hermitage Resources Ltd., a predecessor to the Hermitage Group, a trading firm involved in the arbitrage of oil products in the emerging growth markets. While at Hermitage Resources, Mr. Sagredos served as the president of the Crude Oil and Products Trading division, focusing on the Russian and Mediterranean markets. From 1991 to 1993, Mr. Sagredos served as senior trader in the international oil trading division of A.O.T. Zug, in Switzerland. From 1987 to 1990, Mr. Sagredos was the senior trader for clean products in the Oil Products Trading and International Arbitrage division of Phibro Energy, Switzerland. As the senior trader, he was responsible for Mediterranean and International Arbitrage for Europe and the Far East. From 1986 to 1987, he was the senior clean products trader of the Oil Trading Products division of Petrogulf S.A., a privately owned independent oil and gas producer, in both the New York and London offices. Mr. Sagredos joined Goldman Sachs & Co. in their New York offices as a trader specializing in the oil futures industry in 1985. Prior to joining Goldman Sachs & Co., Mr. Sagredos was a tanker broker for D&L Partners in New York. From 1983 to 1984, he was part of the dry cargo chartering operations for Thenamaris Maritime. Mr. Sagredos began his career with Noga, S.A./Olegine, S.A. in Geneva, managing the company’s shipping finances. Mr. Sagredos received his M.Sc. in chemical engineering from ETH Zurich, Switzerland in 1980. He received a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania in 1982.

Marios Pantazopoulos has been our chief financial officer since inception and a director since December 2005. Since September 2006 he has been the General Manager of LMZ Transoil Shipping Enterprises S.A., an Athens-based ship management company. Between 1998 and 2005, he was the chief financial officer of Oceanbulk Maritime SA, an Athens-based ship management company that is part of the Oceanbulk Group of affiliated companies. At Oceanbulk, Mr. Pantazopoulos was responsible for Oceanbulk’s banking relationships including financing and private wealth management. He facilitated bilateral and syndicated loans with the world’s 10 largest shipping banks and also arranged access to private equity in the US capital markets. During his tenure at Oceanbulk, his responsibilities also included assessing non-shipping projects, coordinating auditing procedures, reporting to shareholders and supervising Oceanbulk’s financial operations. Before joining Oceanbulk, Mr. Pantazopoulos served from 1991 to 1998, as an assistant director for the project finance and shipping department of Hambros Bank Plc, a UK merchant bank, which was acquired in 1998 by Societe Generale. At Hambros, Mr. Pantazopoulos was primarily responsible for managing the bank’s shipping loan portfolio in Greece as well as providing other investment banking services such as mergers and acquisitions, private finance initiative projects, structured leases, treasury products and private wealth management. Mr. Pantazopoulos was part of the Hambros Bank’s team for the privatization of Hellenic Shipyards SA and was a board member at Alpha Trust SA, a private fund management company in Greece. Mr. Pantazopoulos received his BSc in Economics from Athens University of Economics & Business in 1988, and his MSc in Shipping Trade & Finance from City University Business School in London, UK, in 1991.

Jonathan Kollek has been a director of our company since inception. Mr. Kollek has over 20 years of experience in the oil trade industry. Since 2002, Mr. Kollek has been the vice president for sales, trading and logistics for TNK-BP Management, Russia’s third-largest oil company. He is responsible for the transportation and sale of approximately 77 million tons of crude oil and oil products per year. In 1992, Mr. Kollek co-founded Projector S.A., where he served as the company’s chairman until 2002. Projector traded in crude oil and oil products through its offices in London, New York, Geneva, Singapore, Seoul, Santiago, Kiev and Moscow. Prior to co-founding Projector, Mr. Kollek held various positions with Marc Rich A.G. (now Glencore International). Mr. Kollek began his career with Marc Rich A.G., in 1984 as the general manager for East of Suez Trading in its Singapore office, and in 1986, the director of fuel oil trading at the company’s London office. Mr. Kolleck then served as the head of the crude oil and products department at the company’s Moscow office from 1989 to 1992. Prior to his career in the oil industry, Mr. Kollek was a member of the Economic Committee of the Knesset in Israel, where he served as the Parliamentary assistant to Gad Yaacobi, a member of the Knesset. Mr. Kollek received his B.Sc. in economics and international relations from the Hebrew University of Jerusalem, Israel in 1984.

Philippe Meyer has been a Director of our Company since November 2007. Since 1996, Mr. Meyer has been a lawyer in private practice. Mr. Meyer received his law degree from the University of Zurich and a Masters of Comparative Jurisprudence from New York University.

Family Relationships

There are no family relationships among any of our directors or officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past five years:

•	had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;
•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding;
•	been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or
•	been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during the year ended December 31, 2006, our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements.

CODE OF ETHICS

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange. The Code of Ethics has been filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-124601). The Code may also be requested in print, without charge, by writing to: Energy Infrastructure Acquisition Corp., Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, Attn: Corporate Secretary.

BOARD COMMITTEES AND MEETINGS

The Board met on one occasion during the year ended December 31, 2006 and acted by written consent on five occasions. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served. There are two committees of the Board: the Audit Committee and the Nominating Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders.

Audit Commitee

The Company has a separately-designated standing Audit Committee. The Audit Committee has adopted a written charter, which is attached to this proxy statement as Appendix A.

Our audit committee consists of David Wong, Maximos Kremos and Peter Blumen. Each member of our audit committee is financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Peter Blumen qualifies as an “audit committee financial expert,” as such term is defined by SEC rules.

The audit committee reviews the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also select our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the Company’s financial and accounting operations. Each member of the Audit Committee meets the criteria for being “independent” set forth under AMEX Rule P. 10,021, Sec. 121. During the fiscal year ended December 31, 2006, the Committee met one time and did not act by written consent.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Goldstein Golub Kessler LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors' objectivity and independence and satisfied itself as to the auditors' independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors' examination of the financial statements for the fiscal year ended December 31, 2006.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006, with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements and the independent auditors have the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE
Peter Blumen
David Wong
Maximos Kremos

Nominating Committee

The Nominating Committee recommends criteria for service as a director, screens and recommends candidates for election to the Board and makes recommendation regarding corporate governance matters and practices. The Nominating Committee has adopted a written charter, which is attached to this proxy statement as Appendix B. The members of the Nominating Committee are David Wong and Maximos Kremos. Each member of the Nominating Committee meets the criteria for being “independent” set forth under Section 121(A) of the listing standards of the AMEX. The Nominating Committee did not meet during the fiscal year ended December 31, 2006.

The Nominating Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and identifies potential candidates to serve as directors, to the extent there are vacancies on the Board. The Nominating Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management. The Nominating Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company's bylaws, and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.

In considering Board candidates, members of the Nominating Committee take into consideration all factors that it deems appropriate, including, but not limited to, the individual's character, education, experience, knowledge and skills. The Nominating Committee will also consider the extent of the individual's experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders.

Shareholders wishing to bring a nomination for a director candidate prior to a shareholders meeting must give written notice to Marios Pantazopoulos, Energy Infrastructure Acquisition Corp., Suite 1300, 1105 North Market Street, Wilmington, Delaware 19899, either by personal delivery or by United States mail, postage prepaid. The shareholder's notice must be received by the Secretary not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year's annual meeting was first mailed to shareholders. The shareholder's written notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder, as they appear on the Company's books; and of such beneficial owner, (a) the class and number of shares of the Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner; and (b) a representation that the shareholder is a holder of record of shares of the Common Stock and intends to appear in person or by proxy at the meeting to propose such business.

The Nominating Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific Board need, and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

Except as set forth above, the Nominating Committee does not have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).

The Board of Directors unanimously recommends that you vote for the election of each of the nominated directors. Unless otherwise specified in the form of proxy, the proxies solicited by the management will be voted “FOR” the election of the candidates. The election of directors requires a plurality of the shares of Common Stock present and voting at the Meeting.

PROPOSAL 2
RATIFICATION OF THEAPPOINTMENT OF THE
INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Goldstein Golub Kessler LLP (“GGK”) has served as our independent auditors since our inception in August 2005. The Audit Committee selected GGK as the Company’s independent accountants for the year ending December 31, 2007, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. GGK has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporate Law does not require the ratification of the selection of independent accountants by the Company’s stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of GGK is expected to be present at this year’s Annual Meeting of Stockholders. The representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

In the event the stockholders fail to ratify the selection of Grobstein, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

AUDIT FEES

During the fiscal year ended December 31, 2006, GGK was our principal accountant. GGK has a continuing relationship with RSM McGladrey, Inc. (“RSM”), from which it leases auditing staff who are full time, permanent employees of RSM and through which its partners provide non-audit services. GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. The following is a summary of fees paid or to be paid to GGK and RSM for services rendered.

Audit Fees

The aggregate fees billed by GGK for professional services rendered for the audit of the Company's balance sheet at July 21, 2006 included in our Current Report on Form 8-K, for the review of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 and for services performed in connection with the Company's registration statement on Form S-1, were $83,500.

Audit Related Fees

Other than the fees described under the caption “Audit Fees” above, GGK did not bill any fees for services rendered to us during fiscal year 2006 for assurance and related services in connection with the audit or review of our financial statements.

Tax Fees

The fees billed by RSM for professional services rendered during the fiscal year ended December 31, 2006 for tax compliance, tax advice, and tax planning were $4,500.

All Other Fees

There were no fees billed by GGK for other professional services rendered during the fiscal year ended December 31, 2006.

Pre-Approval of Services

All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee. The Audit Committee may delegate to one member of the committee the authority to grant pre-approvals with respect to non-audit services. For audit services, each year the independent accountant provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent accountant also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

The Board of Directors unanimously recommends that you vote FOR this proposal (Proposal 2 on the Proxy) to ratify the selection of the independent accountants. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

MISCELLANEOUS

SOLICITATION OF PROXIES

We are soliciting proxies in the enclosed form and paying the cost of the solicitation. In addition to the use of the mails, we may solicit proxies personally or by telephone or telegraph using the services of our directors, officers and regular employees at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.

2007 STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company’s By-Laws. Stockholders of the Company wishing to include proposals in the proxy material for the 2008 Annual Meeting of Stockholders must submit the same in writing so as to be received by Marios Pantazopoulos, the Chief Financial Officer of the Company on or before September 30, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

AVAILABILITY OF FORM 10-K

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for the Fiscal Year ended December 31, 2006, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact Mr. Marios Pantazopoulos, Chief Financial Officer, Energy Infrastructure Acquisition Corp., 1105 North Market St., Suite 1300, Wilmington, DE 19801, telephone (302) 655-1771 . Our Annual Report on Form 10-K and our other filings with the SEC, including the exhibits, are also available for free on the SEC’s Internet site (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company’s annual report on Form 10-K was mailed along with this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED NOVEMBER 14, 2007. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

November 14, 2007

By Order of Board of Directors,

Marios Pantazopoulos
Chief Financial Officer

APPENDIX A

AUDIT COMMITTEE CHARTER
OF
ENERGY INFRASTRUCTURE ACQUISITION CORP.

MISSION STATEMENT

The Audit Committee of Energy Infrastructure Acquisition Corp. (the “Company”) has been established by the board of directors of the Company (the “Board”) to assist the Board in fulfilling its responsibilities to oversee the Company’s financial and accounting operations. The Audit Committee will review and be responsible for, among other things, the Company’s system of internal controls, its financial reporting process, the audit process, and the Company’s processes for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain effective working relationships with the Board, management, the Company’s internal auditors, and the independent auditors. The Audit Committee will confirm with the independent auditor its understanding that it has access to the Audit Committee at any time.

ORGANIZATION AND MEETINGS

Audit Committee Composition

The Audit Committee shall consist of such number of members as the Board shall determine, but in no event less than two members until the first anniversary of the effective date of the Company’s initial public offering, after which the Audit Committee shall consist of not less than three members. The Board shall designate one member of the Audit Committee to be the Chairperson. Each member of the Audit Committee must be independent, as defined under applicable Securities and Exchange Commission (“SEC”) and stock exchange rules and regulations as they currently exist and as they may be amended from time to time.

Each member must beable to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or, if and so long as permitted under applicable stock exchange rules, become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Audit Committee members shall have such other qualifications as the Board may from time to time deem appropriate in light of the mission of the Audit Committee.

At least one member of the Audit Committee shall qualify as a “audit committee financial expert” in compliance with the requirements established under applicable SEC and stock exchange laws and regulations as they currently exist and as they may be amended from time to time.

Notwithstanding anything to the contrary in this charter, if permitted by applicable SEC and stock exchange laws and regulations in effect from time to time, one director who (i) is not independent as defined under applicable stock exchange rules, and (ii) is not a current employee or an immediate family member (as defined under applicable stock exchange rules) of such employee, may be appointed to the Audit Committee if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required in the best interests of the Company and its stockholders. In such event, the Board will disclose in the Company’s next annual proxy statement the nature of that director’s relationship with the Company and the reasons for that determination.

If the Company fails to comply with the Audit Committee composition requirements under applicable SEC and stock exchange rules and regulations, the Company shall have an opportunity to cure such defect as provided under such rules.

Term; Meetings

The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee expects to meet with the independent auditors and management quarterly to review the Company’s financial statements.

The Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

ROLE AND RESPONSIBILITIES

The Committee’s primary responsibility is one of oversight and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The Committee shall also perform any other activities consistent with this Charter as the Audit Committee or the Board deems necessary or appropriate or as may be required under applicable SEC and stock exchange rules and regulations in effect from time to time.

The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Corporate Governance

1.	Report on its meetings, proceedings and other activities at each regularly scheduled meeting of the Board, to the extent appropriate.
2.	Review and reassess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.
3.	Review and approve all transactions with affiliates, related parties, directors and executive officers.
4.	Review the procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.
5.	Review the procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
6.	Review with management and the independent auditors, at least once annually, all correspondence with regulatory authorities and all employees complaints or published reports that raise material issues regarding the financial statements or accounting policies.

Independent Auditors

1.	Appoint, compensate, retain and oversee the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of conducting the annual audit of the Company’s books and records, preparing or issuing an audit report or performing other audit review or attest services for the Company.
2.	Obtain and review, at least once annually, a report by the independent auditors describing (i) their internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) all material steps taken to deal with any such issues and (iv) all relationships between them and the Company.
3.	Review annually the independence of the independent auditors by (i) receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company in accordance with Independence Standards Board Standard No. 1, (ii) discuss with the independent auditors all disclosed relationships between the independent accounts and the Company and all other disclosed relationships that may impact the objectivity and independence of the independent auditors and (iii) discussing with management its evaluation of the independence of the independent auditors.

4.	Obtain from the independent auditors assurance that the lead audit partner and the audit partner responsible for reviewing the audit have been and will be rotated at least once every five years and each other audit partner has been and will be rotated at least once every seven years, in each case, in accordance with Section l0A of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules promulgated thereunder.
5.	Review and pre-approve, all audit, review or attest services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Exchange Act and the rules promulgated thereunder, and, in connection therewith, the terms of engagement. The Audit Committee may designate one member to approve such non-audit services, but that member must inform the Audit Committee of the approval at the next meeting of the Audit Committee. All such approvals and procedures must be disclosed in periodic reports filed with the SEC.
6.	Review and approve all compensation to the independent auditors for all audit and non-audit services.
7.	Review regularly with the independent auditors any audit problems or difficulties and management’s response, including restrictions on the scope of activities of the independent auditors or access by the independent auditors to requested information, and significant disagreements between the independent auditors and management.
8.	Present conclusions with respect to the independent auditors to the Board.

Audits and Accounting

Before the commencement of the annual audit, the Audit Committee will meet with financial management and the independent auditor to review and approve the plan, scope, staffing, fees and timing of the annual audit. The Audit Committee shall:

1.	After completion of the audit of the financial statements, review with management and the independent auditors the results of the audit, the audit report, the management letter relating to the audit report, all significant questions (resolved or unresolved) that arose and all significant difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent auditors, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.
2.	Review, prior to filing, all annual reports on Form 10-K and all quarterly reports on Form 10-Q, to be filed with the SEC. Discuss with management and the independent auditors, where practicable, prior to filing, the financial statements (including the notes thereto) and the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.
3.	Review with management and the independent auditors, at least annually, (i) all significant accounting estimates, (ii) all significant off balance sheet financing arrangements and their effect on the financial statements, (iii) all significant valuation allowances and liability, restructuring and other reserves, (iv) the effect of regulatory and accounting initiatives, and (v) the adequacy of financial reporting.
4.	Review with management and the independent auditors all reports delivered by the independent auditors in accordance with Section 10A(k) of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent auditors and management, together with their ramifications and the preferred treatment by the independent auditors.
5.	Discuss with the independent auditor and management the independent auditor’s judgment about the quality, not just the acceptability, of the Company’s accounting principles, as applied in the Company’s financial reporting in accordance with SAS No. 61.

6.	Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be generally of disclosure and reporting policies. The Committee need not discuss in advance each earnings press release or each instance in which the Company may provide earnings guidance.
7.	Prepare the report required by the SEC to be included in the Company’s annual proxy statement and any other reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules.

Monitoring of Internal Controls Systems

1.	Meet separately in executive session, at least annually, with the Company’s principal accounting officer to discuss:
a)	the scope of internal accounting and auditing procedures then in effect;
b)	the Company’s means for monitoring compliance by Company personnel with Company policies and procedures and applicable law; and
c)	the extent to which recommendations made by the principal accounting officer or independent auditor have been implemented.
2.	Review, based upon the recommendation of the independent auditors and financial management, the scope and plan of the work to be done by the internal audit group and the responsibilities, budget and staffing needs of the internal audit group.
3.	Review on an annual basis the performance of the internal audit group.
4.	In consultation with the independent auditors and the internal audit group, the accounting and financial controls, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and any special audit steps adopted in light of material deficiencies and controls.
5.	Review (i) the internal control report prepared by management, including management’s assessment of the effectiveness of the design and operation of the Company’s internal control structure and procedures for financial reporting, as well as the Company’s disclosure controls and procedures, with respect to each annual and quarterly report that the Company is required to file under the Securities Exchange Act of 1934 and (ii) the independent auditors’ attestation, and report, on the assessment made by management.

Other

1.	Engage and determine funding for independent counsel and other advisors as it determines necessary to carry out its duties.
2.	Conduct any and all investigations it deems necessary or appropriate.

Adopted: December 30, 2005

APPENDIX B

NOMINATING COMMITTEE CHARTER
OF
ENERGY INFRASTRUCTURE ACQUISITION CORP.

The Nominating Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Energy Infrastructure Acquisition Corp. (the “Company”) shall consist of a minimum of two directors, each of which shall meet the independence requirements and standards established from time to time by the securities exchange on which the Company’s securities are listed or quoted for trading. The Nominating Committee shall meet at least once a year.

The purpose of the Nominating Committee shall be to assist the Board in identifying qualified individuals to become board members, in determining the composition of the Board and in monitoring a process to assess Board effectiveness.

In furtherance of this purpose, the Nominating Committee shall have the following authority and responsibilities:

1.	Make recommendations to the Board regarding the size and composition of the Board, establish procedures for the nomination process and screen and recommend candidates for election to the Board.
2.	To review with the Board from time to time the appropriate skills and characteristics required of Board members.
3.	To establish and administer a periodic assessment procedure relating to the performance of the Board as a whole and its individual members.
4.	Make recommendations to the Board regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board.

The Nominating Committee shall have the authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion.

The Nominating Committee shall have the authority to retain any search firm engaged to assist in identifying director candidates, and to retain outside counsel and any other advisors as it may deem appropriate in its sole discretion. The Nominating Committee shall have sole authority to approve related fees and retention terms.

The Nominating Committee shall report its actions and recommendations to the Board after each committee meeting.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ANNUAL MEETING OF STOCKHOLDERS

OF

ENERGY INFRASTRUCTURE ACQUISITION CORP.

DECEMBER 19, 2007

The undersigned appoints Marios Pantazopoulos as proxy, with the power to appoint his substitute, and authorizes him to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Energy Infrastructure Acquisition Corp. held of record by the undersigned at the close of business on November 9, 2007 at the Annual Meeting of Stockholders of Energy Infrastructure Acquisition Corp. to be held on December 19, 2007, at 10:00 am (local time), or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please mark your votes like this **X**

	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
1. Election of the following directors:	☐	☐	☐

NOMINEES: David Wong ❍
Maximos Kremos ❍
Peter Blumen ❍

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold.

	FOR	AGAINST	ABSTAIN
2. To ratify the Board of Director's selection of Goldstein Golub Kessler LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 2007.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

I PLAN ON ATTENDING THE ANNUAL MEETING ☐

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________________ **Signature if held jointly** ________________ **Date** ________, **2007.**

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)